                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our reports dated February 1, 2002 accompanying the consolidated financial statements of Reptron Electronics, Inc. and subsidiaries and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




                                                          /s/ Grant Thornton LLP




Tampa, Florida
March 17, 2003